Exhibit 99.1

Herbalife Reports Third Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--November 1, 2023--Herbalife Ltd. (NYSE: HLF) today reported financial results for the third quarter ended September 30, 2023.

“We remain on track to achieve year-over-year net sales growth in the fourth quarter as our trends continue to improve,” said Michael Johnson, Chairman and CEO of Herbalife.

Highlights

  Third quarter 2023 net sales of $1.3 billion, down 1.1% compared to third quarter 2022; on a constant currency basis1, net sales declined 1.5% compared to the prior year period
  Year-over-year reported net sales trends improved for three sequential quarters
  Third quarter 2023 reported net income of $42.8 million and adjusted EBITDA2 of $163.3 million
  Third quarter 2023 reported diluted EPS of $0.43 and adjusted diluted EPS2 of $0.65
  Recognized pre-tax expenses of approximately $5 million in third quarter related to Company’s Transformation Program
  Cost savings of at least $60 million now expected in 2023 related to Company’s Transformation Program, approximately $20 million realized in third quarter
  Repurchased $65.5 million of 2024 Convertible Notes during third quarter
  All-new Herbalife.com website, built on Herbalife One platform, launched in Singapore; planned rollout to other markets remains on track

Management Commentary

Herbalife reported third quarter 2023 net sales of $1.3 billion, down 1.1% year-over-year, marking the third consecutive quarter of improved year-over-year net sales trends. On a constant currency basis1, net sales declined 1.5% year-over-year.

Third quarter gross profit margin was 76.3%, down 170 basis points year-over-year, primarily due to the benefit of approximately 160 basis points of pricing and approximately 40 basis points for lower inventory write-downs more than offset by continued headwinds from input cost inflation of approximately 290 basis points, unfavorable sales mix of approximately 30 basis points and unfavorable foreign currency of approximately 30 basis points. Third quarter net income was $42.8 million. Adjusted EBITDA2 of $163.3 million includes approximately $2 million of foreign currency headwinds year-over-year, with adjusted EBITDA margin of 12.7%. Diluted EPS was $0.43, with adjusted diluted EPS2 of $0.65, which includes a $0.02 year-over-year foreign currency headwind.

Company and distributor-led events continued to gain momentum during the third quarter, with approximately 50,000 distributors attending Extravaganza training events in the U.S., Kazakhstan, Poland, Mexico and Brazil. Initiatives that promote a healthy active lifestyle continue to be the driver behind many distributor-led events, as well as the Company’s new year-long global #ImWithYou campaign, which launched in mid-September. The goal of the campaign is to bring more people together through mega workouts to raise product awareness, attract more customers, build bigger communities and help distributors grow their businesses.

During September and October, the Company continued to deliver on its growth strategy, launching four innovative products that it believes will resonate in local markets and align with consumer trends and preferences:

  Night Mode – a night-time product promoting sleep quality; available in select markets in EMEA
  OnActive® Drink – a product developed specifically for adults over the age of 40 to support vision, muscle, bone and immune health; available in Brazil
  Beverage Enhancers – powder drink mixes popular in U.S. nutrition clubs; launched for use in Mexico
  Golden Beverage – a turmeric drink that supports muscle recovery and joint health; available in Bolivia, Ecuador and Colombia

Herbalife One, the Company’s new, fully integrated, modernized digital technology platform, achieved a key milestone during the quarter with the launch of the all-new Herbalife.com website in Singapore, incorporating the new brand image. The Company remains on track to launch the new website in approximately 40 additional markets that represent approximately 80% of the Company’s sales, by the end of 2023.

“We are seeing signs of success and we are delivering on our commitments – from Herbalife One and product innovation to how we support our distributors’ businesses,” said Chairman and CEO, Michael Johnson. “Our momentum is building steadily as we continue to evolve and transform Herbalife. More work is ahead of us, and we believe we are on a path to achieve sustainable growth.”

The Company implemented further actions related to its Transformation Program, which was initiated in 2021 to strategically optimize global business processes. For the three months ended September 30, 2023, the Company recognized pre-tax expenses of approximately $5 million in SG&A related to the program, which are excluded from the adjusted results. The Company expects to incur total program pre-tax expenses of at least $75 million, of which $67 million has been incurred to date. Based on the Company’s actions to date, it expects to deliver total program run rate savings of at least $90 million in 2024 and beyond. The Company now anticipates at least $60 million of these cost savings will be realized in 2023 (up from more than $45 million), of which approximately $20 million and $43 million was realized during the three and nine months ended September 30, 2023.

During the third quarter, the Company repurchased $65.5 million of its 2024 Convertible Notes through open market purchases for an aggregate purchase price of $65.1 million, which included $0.8 million of accrued interest. As of September 30, 2023, the remaining outstanding principal on the 2024 Convertible Notes was $197.0 million.

For the nine months ended September 30, 2023, capital expenditures, including the digital technology platform, were approximately $100 million. We expect to incur total capital expenditures of approximately $120 million to $160 million for the full year of 2023.

“We delivered our third consecutive quarter of improved year-over-year net sales trends and took further strategic actions to reduce our cost structure and further secure our balance sheet,” said Chief Financial Officer, Alex Amezquita. “We are optimistic the initiatives we have implemented are taking root and will translate into improved future profitability.”

___________________

1 Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.

2 Adjusted EBITDA and adjusted diluted EPS are non-GAAP measures. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure, and a discussion of why we believe these non-GAAP measures are useful.

Third Quarter 2023 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 3Q ’23 (mil)	Growth/Decline including FX vs. 3Q ’22	Growth/Decline excluding FX vs. 3Q ’22 [1]
Asia Pacific	$441.0	2.2%	4.9%
North America	277.8	(12.5)%	(12.5)%
EMEA	261.0	5.4%	3.3%
Latin America	212.0	13.0%	3.8%
China	89.5	(19.1)%	(14.3)%
Worldwide Total	$1,281.3	(1.1)%	(1.5)%

Regional Volume Point Metrics

	Volume Points
Region	3Q '23 (mil)	YoY % Chg.
Asia Pacific	563.5	0.3%
North America	282.4	(15.8)%
EMEA	297.9	(3.1)%
Latin America	258.7	(5.3)%
China	66.3	(14.8)%
Worldwide Total	1,468.8	(5.6)%

Earnings Webcast and Conference Call

Herbalife’s senior management team will host a live audio webcast and conference call to discuss its third quarter 2023 financial results and provide an update on current business trends on Wednesday, November 1, 2023, at 5:30 p.m. ET (2:30 p.m. PT).

The live audio webcast will be available at https://edge.media-server.com/mmc/p/xfu8ni9h.

Participants joining via the conference call will need to register to receive the dial-in information and personal PIN to access the call, and may do so by visiting the Investor Relations section of the Company’s website at https://ir.herbalife.com. Senior management also plans to reference slides during the call, which will also be available on the Investor Relations section of the Company’s website, where financial and other information is posted from time to time.

A replay of the event will be available following the completion of the live audio webcast and conference call, and for 12 months thereafter, under the Investor Relations section of the Company's website at https://ir.herbalife.com.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company and community that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

  the potential impacts of current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;
  our ability to attract and retain Members;
  our relationship with, and our ability to influence the actions of, our Members;
  our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
  adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;
  the competitive nature of our business and industry;
  legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and in China;
  our ability to execute our growth and other strategic initiatives, including implementation of our Transformation Program and increased penetration of our existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics such as the COVID-19 pandemic, and/or other acts by third parties;
  our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;
  our reliance on our information technology infrastructure;
  noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand or change our direct-selling business model;
  the sufficiency of our trademarks and other intellectual property;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team;
  restrictions imposed by covenants in the agreements governing our indebtedness;
  risks related to our convertible notes;
  changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
  our incorporation under the laws of the Cayman Islands; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 1, 2023, including under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our Condensed Consolidated Financial Statements and the related Notes, and in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on February 14, 2023. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(unaudited)
North America	$277.8	$317.5	$878.6	$987.2
EMEA	261.0	247.7	818.7	831.7
Asia Pacific	441.0	431.7	1,280.4	1,290.1
Latin America	212.0	187.6	624.5	594.7
China	89.5	110.6	245.2	319.9
Worldwide Net sales	1,281.3	1,295.1	3,847.4	4,023.6
Cost of sales	303.2	285.1	903.4	908.0
Gross profit	978.1	1,010.0	2,944.0	3,115.6
Royalty overrides	416.1	414.4	1,261.8	1,301.1
Selling, general, and administrative expenses	455.3	448.2	1,391.7	1,373.1
Other operating income (1)	-	-	(10.1)	(14.9)
Operating income	106.7	147.4	300.6	456.3
Interest expense, net	38.5	34.5	116.3	95.9
Other income, net (2)	(1.0)	-	(1.0)	-
Income before income taxes	69.2	112.9	185.3	360.4
Income taxes	26.4	30.7	53.3	93.5
Net income	$42.8	$82.2	$132.0	$266.9

Weighted-average shares outstanding:
Basic	99.2	98.0	98.9	98.7
Diluted	100.4	98.8	100.0	99.7

Earnings per share:
Basic	$0.43	$0.84	$1.33	$2.70
Diluted	$0.43	$0.83	$1.32	$2.68

(1) Other operating income for the nine months ended September 30, 2023 and 2022 relates to certain China government grant income.
(2) Other income, net for the three and nine months ended September 30, 2023 relates to the extinguishment of a portion of the 2024 Convertible Notes.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)

	September 30	December 31
	2023	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$495.7	$508.0
Receivables, net	79.5	70.6
Inventories	496.8	580.7
Prepaid expenses and other current assets	274.1	196.8
Total Current Assets	1,346.1	1,356.1

Property, plant and equipment, net	492.3	486.3
Operating lease right-of-use assets	190.7	207.1
Marketing-related intangibles and other intangible assets, net	314.4	315.7
Goodwill	92.8	93.2
Other assets	288.4	273.6
Total Assets	$2,724.7	$2,732.0

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$77.9	$89.8
Royalty overrides	335.1	343.3
Current portion of long-term debt	232.6	29.5
Other current liabilities	519.8	514.0
Total Current Liabilities	1,165.4	976.6

Non-current liabilities:
Long-term debt, net of current portion	2,319.0	2,662.5
Non-current operating lease liabilities	174.2	192.4
Other non-current liabilities	169.6	166.4
Total Liabilities	3,828.2	3,997.9

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	222.0	188.7
Accumulated other comprehensive loss	(253.1)	(250.2)
Accumulated deficit	(1,072.5)	(1,204.5)
Total Shareholders' Deficit	(1,103.5)	(1,265.9)

Total Liabilities and Shareholders' Deficit	$2,724.7	$2,732.0

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended September 30
	2023	2022
	(unaudited)
Cash flows from operating activities:
Net income	$132.0	$266.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85.1	87.2
Share-based compensation expenses	35.7	37.5
Non-cash interest expense	5.5	5.0
Deferred income taxes	(25.9)	(11.5)
Inventory write-downs	21.9	29.2
Foreign exchange transaction loss (gain)	(2.7)	10.0
Gain on extinguishment of debt	(1.0)	-
Other	2.9	(15.1)
Changes in operating assets and liabilities:
Receivables	(11.8)	(23.9)
Inventories	62.9	(37.4)
Prepaid expenses and other current assets	(24.5)	(26.1)
Accounts payable	(12.1)	(3.7)
Royalty overrides	(8.8)	(16.8)
Other current liabilities	13.6	(21.8)
Other	(11.4)	19.4
Net cash provided by operating activities	261.4	298.9

Cash flows from investing activities:
Purchases of property, plant and equipment	(99.7)	(113.6)
Other	0.1	0.2
Net cash used in investing activities	(99.6)	(113.4)

Cash flows from financing activities:
Borrowings from senior secured credit facility	195.0	433.0
Principal payments on senior secured credit facility and other debt	(278.1)	(505.0)
Repayment of convertible senior notes	(64.3)	-
Debt issuance costs	(1.8)	-
Share repurchases	(9.7)	(146.6)
Other	2.3	3.4
Net cash used in financing activities	(156.6)	(215.2)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5.5)	(40.0)
Net change in cash, cash equivalents, and restricted cash	(0.3)	(69.7)
Cash, cash equivalents, and restricted cash, beginning of period	516.3	610.4
Cash, cash equivalents, and restricted cash, end of period	$516.0	$540.7

Year to Date 2023 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales YTD ’23 (mil)	Growth/Decline including FX vs. YTD ’22	Growth/Decline excluding FX vs. YTD ’22 [1]
Asia Pacific	$1,280.4	(0.8)%	3.8%
North America	878.6	(11.0)%	(10.9)%
EMEA	818.7	(1.6)%	0.8%
Latin America(a)	624.5	5.0%	(0.3)%
China	245.2	(23.4)%	(18.3)%
Worldwide Total	$3,847.4	(4.4)%	(2.8)%

Regional Volume Point Metrics

	Volume Points
Region	YTD '23 (mil)	YoY % Chg.
Asia Pacific	1,599.2	(3.7)%
North America	910.3	(19.8)%
EMEA	943.4	(10.5)%
Latin America(a)	788.6	(12.7)%
China	177.5	(17.2)%
Worldwide Total	4,419.0	(11.0)%

(a) During the third quarter of 2022, the Company combined its Mexico and South and Central America regions into one geographic region now named Latin America. Historical information has been reclassified to conform with the current period geographic presentation.

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS and adjusted EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS and adjusted EBITDA exclude the impact of certain unusual or non-recurring items such as net expenses related to COVID-19 pandemic, expenses related to Transformation Program, expenses related to digital technology program, charges related to the Russia-Ukraine conflict, gain from extinguishment of debt and Korea tax settlement, as further detailed in the reconciliations below. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition and calculation as set forth in the tables below of adjusted net income, adjusted diluted EPS and adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with U.S. GAAP.

Currency Fluctuation

Our international operations have provided and will continue to provide a significant portion of our total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, we also compare the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of our foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. We believe presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of our foreign operations from period to period. However, net sales in local currency should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income to adjusted net income:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(in millions)

Net income	$42.8	$82.2	$132.0	$266.9
Net expenses related to COVID-19 pandemic (1) (2)	-	0.5	-	3.8
Expenses related to Transformation Program (1) (2)	4.6	2.9	42.0	7.7
Digital technology program costs (1) (2)	12.1	3.3	22.6	3.3
Gain on extinguishment of debt (1) (2)	(1.0)	-	(1.0)	-
Korea tax settlement (1) (2)	8.6	-	8.6	-
Russia-Ukraine conflict charges (1) (2)	-	0.1	-	5.5
Income tax adjustments for above items (1) (2)	(1.8)	1.0	(11.0)	(1.4)
Adjusted net income	$65.3	$90.0	$193.2	$285.8

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(per share)

Diluted earnings per share	$0.43	$0.83	$1.32	$2.68
Net expenses related to COVID-19 pandemic (1) (2)	-	0.01	-	0.04
Expenses related to Transformation Program (1) (2)	0.05	0.03	0.42	0.08
Digital technology program costs (1) (2)	0.12	0.03	0.23	0.03
Gain on extinguishment of debt (1) (2)	(0.01)	-	(0.01)	-
Korea tax settlement (1) (2)	0.09	-	0.09	-
Russia-Ukraine conflict charges (1) (2)	-	-	-	0.06
Income tax adjustments for above items (1) (2)	(0.02)	0.01	(0.11)	(0.01)
Adjusted diluted earnings per share (3)	$0.65	$0.91	$1.93	$2.87

The following is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(in millions)

Net income	$42.8	$82.2	$132.0	$266.9
Interest expense, net	38.5	34.5	116.3	95.9
Income taxes	26.4	30.7	53.3	93.5
Depreciation and amortization	28.4	28.6	85.1	87.2
EBITDA	$136.1	$176.0	$386.7	$543.5
Amortization of SaaS implementation costs	2.9	-	2.9	-
Net expenses related to COVID-19 pandemic (1) (2)	-	0.5	-	3.8
Expenses related to Transformation Program (1) (2)	4.6	2.9	42.0	7.7
Digital technology program costs (1) (2)	12.1	3.3	22.6	3.3
Gain on extinguishment of debt (1) (2)	(1.0)	-	(1.0)	-
Korea tax settlement (1) (2)	8.6	-	8.6	-
Russia-Ukraine conflict charges (1) (2)	-	0.1	-	5.5
Adjusted EBITDA	$163.3	$182.8	$461.8	$563.8

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(in millions)

Net expenses related to COVID-19 pandemic	$-	$-	$-	$(0.7)
Expenses related to Transformation Program	0.2	0.1	(8.3)	(0.4)
Digital technology program costs	(0.7)	0.9	(1.4)	0.9
Gain on extinguishment of debt	0.1	-	0.1	-
Korea tax settlement	(1.4)	-	(1.4)	-
Russia-Ukraine conflict charges	-	-	-	(1.2)
Total income tax adjustments	$(1.8)	$1.0	$(11.0)	$(1.4)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
	(per share)

Net expenses related to COVID-19 pandemic	$-	$-	$-	$(0.01)
Expenses related to Transformation Program	-	-	(0.08)	-
Digital technology program costs	(0.01)	0.01	(0.01)	0.01
Gain on extinguishment of debt	-	-	-	-
Korea tax settlement	(0.01)	-	(0.01)	-
Russia-Ukraine conflict charges	-	-	-	(0.01)
Total income tax adjustments (3)	$(0.02)	$0.01	$(0.11)	$(0.01)

(3) Amounts may not total due to rounding.

Contacts

Media Contact:
Susan Brown
Vice President, Global Corporate Communications
susanbrow@herbalife.com

Investor Contact:
Erin Banyas
Vice President, Head of Investor Relations
erinba@herbalife.com